UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   November 08, 2010

Amazon Goldsands Ltd.
(Exact name of registrant as specified in its charter)

Nevada	000-51203	98-0425310
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Alcalá Centro de Negocios, Cra 43 B # 14-51 Office 705, Medellin, Colombia	____________
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  +574 461 61 54
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – Corporate Governance and Management

Item 5.03.         Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 08, 2010, the Registrant filed Articles of Merger with the Secretary of State of Nevada to effectuate a merger whereby the Registrant would merge with its wholly-owned subsidiary, First Colombia Gold Corp., through a parent/subsidiary merger, with the Registrant as the surviving corporation.  This merger, which will become effective on November 29, 2010 (the “Effective Date”), is pursuant to Section 92A.180 of the Nevada Revised Statutes.  Shareholder approval for this merger was not required under Section 92A.180.  Upon the Effective Date of this merger, the Registrant's name will change to "First Colombia Gold Corp." and the Registrant's Articles of Incorporation will be amended to reflect this name change.

A copy of the Articles of Merger and Agreement and Plan of Merger as filed herewith as Exhibit 2.1 and 2.2, respectively, and are incorporated herein by reference.

Item 9.01.           Financial Statements and Exhibits.

(d)      Exhibits.

Exhibit No.	Description
2.1	Articles of Merger
2.2	Agreement and Plan of Merger

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:   November 9, 2010

Amazon Goldsands Ltd.

By: /s/     Norman Bracht
Name:     Norman Bracht
Title:       Chief Executive Officer

Exhibit Index

The following is a list of the Exhibits furnished herewith.

Exhibit No.	Description
2.1	Articles of Merger
2.2	Agreement and Plan of Merger